Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (Registration No. 333-111361) of Euronet Worldwide, Inc. of our report dated April 28, 2003 relating to the financial statements of e-pay Limited, which appears in the Current Report on Form 8-K/A of Euronet Worldwide, Inc. filed on May 2, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

London

February 6, 2004